EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-106894 of Oncor Electric Delivery Company on Form S-4 of our report dated February 14, 2003 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Dallas, Texas
September 15, 2003